Exhibit 99.1

Press Release	August 11, 2006

Investor Relations Contacts: Harry G. Mitchell, CFO 508-530-0311 hmitchell@sontra.com

FOR IMMEDIATE RELEASE

Sontra Medical Reports Second Quarter 2006 Results and Business Update

Franklin, MA – August 11, 2006 — Sontra Medical Corporation (NASDAQ: SONTD) announced financial results today for the second quarter ended June 30, 2006. For the three months ended June 30, 2006, the net loss was $1,610,216, or $.59 per share of common stock, as compared to $1,752,835 or $.79 per share of common stock, for the same period in 2005. For the six months ended June 30, 2006, the net loss was $2,839,404, or $1.12 per share of common stock, as compared to $3,045,462 or $1.37 per share of common stock, for the same period in 2005. As of June 30, 2006, the Company had a total of $3,011,531 in cash and short term investments.

On July 24, 2006, the Company’s Board of Directors approved a 1-for-10 reverse stock split. The reverse stock split was effective at 5:00 p.m. on August 10, 2006, and the Company’s common stock began trading on a split adjusted basis on August 11, 2006. All share and per share information presented herein has been retroactively restated to reflect the reverse stock split.

“We have continued to make steady progress in the development of our continuous glucose monitor for the hospital critical care market,” stated Thomas W. Davison, PhD, Sontra’s President and Chief Executive Officer. “Recently, we reported the completion of the first clinical study to verify the performance of our Continuous Transdermal Glucose Monitor (CTGM) in a 24 hour study on patients with diabetes and healthy volunteers. Our preliminary analysis of results demonstrated that the wireless glucose flux sensor accurately detected transdermal glucose to predict real-time changes in blood glucose levels for the 24 hour period. The primary goals of the study were to validate the design and operation of the wireless sensor and monitor system and collect data sets that will lead to the development of a blood glucose prediction algorithm. We are currently preparing to initiate clinical studies on patients in critical care settings to demonstrate the promise of Sontra’s technology to address the major unmet clinical need for a continuous and non-invasive blood glucose monitor to support intensive insulin therapy.

About Sontra Medical Corporation (www.sontra.com)

Sontra Medical Corporation is a technology leader in transdermal science and is developing a non-invasive, continuous transdermal glucose monitor (“CTGM”) for principal use in the Intensive Care Market. Through its

© 2002 - 2006 Sontra Medical Corporation. All rights reserved worldwide.

Press Release	August 11, 2006

platform technology, the SonoPrep® Permeation System, combined with technical competencies in transdermal drug formulation, analysis, delivery systems and biosensors, the Company is creating a new paradigm in transdermal drug delivery and diagnosis. The CTGM and other company products are being developed for several billion dollar market opportunities, all utilizing skin permeation, chemistry and biosensor technology developed by the Company. In addition, the Company is developing products for transdermal delivery of large molecule drugs and vaccines.

This press release contains forward-looking statements, which address a variety of subjects including, for example, the expected technological advances and availability of the second-generation SonoPrep device, the expected benefits and efficacy of the SonoPrep device in connection with diagnostics, vaccine delivery, glucose monitoring and transdermal drug delivery, Sontra’s expected ability to develop, market and sell products based on its technology, including a continuous transdermal glucose monitor for the hospital ICU market; the expected market opportunities, distribution and market acceptance of the SonoPrep device and technology, the expected size of the market for the continuous transdermal glucose monitor for the hospital ICU; and Sontra’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: our technology is new and we may experience adverse results in research and development efforts, product development, clinical trials, product evaluations, commercialization efforts, product distribution and market acceptance; markets for our products may develop slower than expected, or not at all; our sales cycle is lengthy and we are still developing sales and marketing strategies which may or may not prove effective; the SonoPrep device may not prove effective in connection with diagnostics, vaccine delivery, glucose monitoring and/or transdermal drug delivery; we may experience difficulties or delays in obtaining regulatory approvals to market products resulting from development efforts or difficulties or delays associated with sources of regulatory-approved transdermal drugs and vaccines; failure to obtain and maintain patent protection for discoveries or commercial limitations imposed by patents owned or controlled by third parties would have an adverse effect on us; we depend upon strategic partners and third-party distributors to develop, commercialize, market and sell products based on our work; and we require substantial additional funding to conduct research and development and to expand commercialization, distribution and marketing activities. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Sontra’s filings with the Securities and Exchange Commission, including Sontra’s most recent Quarterly Report on Form 10-QSB. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

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© 2006 Sontra Medical Corporation. SonoPrep is a registered trademark of Sontra Medical Corporation. All other company, product or service names mentioned herein are the trademarks or registered trademarks of their respective owners.

Press Release	August 11, 2006

SONTRA MEDICAL CORPORATION

Consolidated Balance Sheets

	As of,
	June 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$711,531	$1,016,792
Short term investments	2,300,000	3,000,000
Accounts receivable	—	1,129
Inventory, net of reserve for obsolescence	44,509	31,250
Prepaid expenses and other current assets	71,840	65,468

Total current assets	3,127,880	4,114,639

Property and Equipment, at cost:
Computer equipment	248,175	241,324
Office and laboratory equipment	593,576	593,576
Furniture and fixtures	14,288	14,288
Manufacturing equipment	522,796	224,888
Leasehold improvements	177,768	177,768

	1,556,603	1,251,844
Less-Accumulated depreciation and amortization	(981,347)	(894,658)

Net property and equipment	575,256	357,186

Other Assets:
Restricted cash	19,949	29,248
Deposits and other assets	2,000	207,012

Total other assets	21,949	236,260

Total assets	$3,725,085	$4,708,085

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$225,457	$210,208
Deferred revenue	19,999	45,000
Current portion of note payable	56,501	53,653
Accrued expenses	321,999	416,936

Total current liabilities	623,956	725,797

Note Payable, net of current portion	120,063	149,043

Commitments
Stockholders’ Equity:
Series A Convertible Preferred Stock, $0.01 par value, authorized 7,000,000 shares, issued and outstanding 73,334 shares at June 30, 2006 and December 31, 2005 (preference in liquidation of $79,201)	79,201	76,291
Common stock, $0.01 par value, authorized 60,000,000 shares, issued and outstanding 2,714,190 shares at June 30, 2006 and 2,226,183 shares at December 31, 2005	27,142	22,262
Additional paid-in capital	34,830,914	32,858,548
Deferred stock-based compensation	—	(4,159)
Accumulated deficit	(31,956,191)	(29,119,697)

Total stockholders’ equity	2,981,066	3,833,245

Total liabilities and stockholders’ equity	$3,725,085	$4,708,085

The accompanying notes are an integral part of these consolidated financial statements.

(Reflects 1-for-10 reverse stock split on August 11, 2006)

Press Release	August 11, 2006

Sontra Medical Corporation

Consolidated Statements of Loss

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenue:
Product revenue	$12,414	$32,350	$26,940	$148,403
Licensing revenue	12,500	—	25,001	—

Total revenue	24,914	32,350	51,941	148,403
Cost of product revenue	21,777	16,706	52,290	96,859

Gross (loss) profit	3,137	15,644	(349)	51,544

Operating Expenses:
Research and development	922,884	1,039,495	1,686,243	1,945,796
Selling, general and administrative	725,955	784,967	1,221,015	1,253,775

Total operating expenses	1,648,839	1,824,462	2,907,258	3,199,571

Loss from operations	(1,645,702)	(1,808,818)	(2,907,607)	(3,148,027)

Other Income (Expense):
Interest income	41,765	59,451	81,083	107,480
Interest expense	(4,816)	(2,005)	(9,970)	(2,005)

Other income, net	36,949	57,446	71,113	105,475

Net loss	(1,608,753)	(1,751,372)	(2,836,494)	(3,042,552)
Accretion of dividend on Series A Convertible
Preferred Stock	(1,463)	(1,463)	(2,910)	(2,910)

Net loss applicable to common shareholders	$(1,610,216)	$(1,752,835)	$(2,839,404)	$(3,045,462)

Net loss per common share, basic and diluted	$(0.59)	$(0.79)	$(1.12)	$(1.37)

Basic and diluted weighted average common shares outstanding	2,714,021	2,219,230	2,534,678	2,216,214

The accompanying notes are an integral part of these consolidated financial statements.

(Reflects 1-for-10 reverse stock split on August 11, 2006)